Exhibit 8.1
LIST OF SUBSIDIARIES
The following is a list of the Registrant’s subsidiaries as of December 31, 2022, other than certain subsidiaries that did not in the aggregate constitute a significant subsidiary.

Company Name	Jurisdiction of Incorporation
Amnisure International LLC	USA
BLIRT S.A.	Poland
Cellestis Pty. Ltd.	Australia
Life Biotech Partners B.V.	Netherlands
NeuMoDx Inc.	USA
STAT-Dx Life S.L.	Spain
QIAGEN Aarhus A/S	Denmark
QIAGEN AB	Sweden
QIAGEN AG	Switzerland
QIAGEN Australia Holding Pty. Ltd.	Australia
QIAGEN Benelux B.V.	Netherlands
QIAGEN Beverly LLC	USA
QIAGEN Business Management MEA Ltd.	UAE
QIAGEN Business Services (Manila), Inc.	Philippines
QIAGEN Business Services S.p.z.o.o.	Poland
QIAGEN China (Shanghai) Co. Ltd.	China
QIAGEN Luxembourg SARL	Luxembourg
QIAGEN Deutschland Holding GmbH	Germany
QIAGEN Distribution B.V.	Netherlands
QIAGEN France S.A.S.	France
QIAGEN Gaithersburg LLC	USA
QIAGEN GmbH	Germany
QIAGEN Hamburg GmbH	Germany
QIAGEN Hong Kong Pte. Ltd.	China
QIAGEN Inc.	Canada
QIAGEN India Pvt. Ltd.	India
QIAGEN K.K.	Japan
QIAGEN Korea Ltd.	Korea (South)
QIAGEN LLC	USA
QIAGEN Ltd.	UK
QIAGEN Manchester Ltd.	UK
QIAGEN Marseille S.A.	France
QIAGEN North American Holdings Inc.	USA
QIAGEN Pty. Ltd.	Australia
QIAGEN Redwood City Inc.	USA
QIAGEN Sciences LLC	USA
QIAGEN Shared Services LLC	USA
QIAGEN Singapore Pte. Ltd.	Singapore
QIAGEN S.r.l.	Italy
QIAGEN U.S. Finance LLC	USA